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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement of Form S-8, our report dated December 23, 1996, relating to the supplemental consolidated financial statements of View Tech, Inc., and our report dated March 13, 1997, relating to the consolidated financial statements of View Tech, Inc., for the six months ended December 31, 1996.

CARPENTER KUHEN & SPRAYBERRY

/s/ Carpenter, Kuhen & Sprayberry

June 25, 1997